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                                  EXHIBIT 23.1
          CONSENT OF ERNST & YOUNG (CIS) LIMITED, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 18, 1999, except for Note 14, as to which the
date is September 10, 1999 and Note 1, as to which the date is September   ,
1999, (Golden Telecom, Inc.), with respect to the consolidated financial statements included in Pre-Effective Amendment No. 2 to the Registration Statement (Form S-1 No. 333-82791) and related Prospectus of Golden Telecom, Inc. dated on or about September 13, 1999.


                                            /s/ Ernst & Young (CIS) Limited

Moscow, Russia

     The foregoing consent is in the form that will be signed upon the completion of the reorganization described in Note 1 to the consolidated financial statements.

                                            /s/ Ernst & Young (CIS) Limited

Moscow, Russia

September 10, 1999